Figma Announces First Quarter 2026 Financial Results
Q1 revenue grew 46% year-over-year to $333.4 million, accelerating from 40% year-over-year growth in the previous quarter

Figma raises full year revenue and non-GAAP operating income guidance, reflecting sustained seat expansion and AI adoption

San Francisco, CA – May 14, 2026 – Figma, Inc. (NYSE:FIG) announced financial results today for its first quarter ended March 31, 2026.

“Q1 was an incredible quarter for Figma: revenue growth accelerated for the second consecutive quarter and customers are going bigger and broader with Figma than ever before,” said Figma co-founder and CEO Dylan Field. “When code is a commodity, design is the competitive edge—the craft, point of view, and human judgment that make a great product rise above the rest. Figma is uniquely built for this moment, and we couldn’t be more excited about what we’re building or the opportunity ahead.”

“Q1 was an exceptional quarter for Figma, exceeding expectations across multiple dimensions of our business,” said Praveer Melwani, Figma CFO. “Our outperformance in Q1 was fueled by stronger than expected seat expansion across entire organizations, driven by design’s growing importance and adoption of our AI products including Figma Make, MCP, and Figma Weave. We are raising our guidance for the year based on promising early traction on AI monetization and strength across the core platform, a testament to the team’s execution and our confidence in the road ahead.”

First Quarter 2026 Financial Highlights:
•Revenue was $333.4 million, up 46% year-over-year and above the range of Figma’s previously issued first quarter guidance. Revenue growth accelerated from 40% year-over-year in Q4 2025 and 38% year-over-year in Q3 2025.
•GAAP loss from operations was $(137.4) million; GAAP operating margin was (41)%. Non-GAAP operating income was $52.1 million; non-GAAP operating margin was 16%.
•Net cash provided by operating activities was $97.3 million; operating cash flow margin was 29%. Free Cash Flow was $88.6 million; Free Cash Flow Margin was 27%.
•GAAP net loss was $(142.4) million and non-GAAP net income was $56.5 million.
•GAAP net loss per share, basic and diluted was $(0.27) and non-GAAP net income per share, basic and diluted was $0.11 and $0.10, respectively.
•Cash, cash equivalents, and marketable securities were $1.6 billion as of March 31, 2026.

Recent Business & Product Highlights:
•Net Dollar Retention Rate reached 139% as of March 31, 2026, up three percentage points from the prior quarter, representing Figma’s highest Net Dollar Retention Rate in over two years.
•15,218 Paid Customers with more than $10,000 in ARR as of March 31, 2026, growing 37% year-over-year, a five percentage point acceleration relative to Q4 2025 year-over-year growth rate.

•1,525 Paid Customers with more than $100,000 in ARR as of March 31, 2026, growing 48% year-over-year, a two percentage point acceleration relative to Q4 2025 year-over-year growth rate.
•Paid Customers grew 54% year-over-year, to approximately 690,000 Paid Customers as of March 31, 2026. In the three months ended March 31, 2026, new Pro team conversions grew more than 150% year-over-year, reflecting continued long-tail adoption of Figma’s AI features.
•Approximately 60% of Paid Customers with more than $100,000 in ARR used Figma Make on a weekly basis in the three months ended March 31, 2026, up from over 50% in the prior quarter.
•Implemented AI credit limits for all seats beginning on March 18, 2026.
◦Over 75% of Org and Enterprise users who had previously exceeded AI credit limits continued to use AI credits in April and over 95% of those users remained active on the platform, as of April 30, 2026.
◦Pro teams that purchased AI credit add-ons had more seats per team and an average ARR of more than three times that of teams that had not purchased add-ons as of March 31, 2026.
•Expanded the Code to Canvas capability across a growing set of prototyping tools and integrated development environments (IDEs), allowing users to bring user interfaces generated in tools like Claude Code, Codex, Cursor, VS Code, and Warp directly into Figma’s multiplayer canvas as editable layers, which users can manipulate, duplicate, iterate and refine with their team.
•Shipped new Figma Model Context Protocol (“MCP”) capabilities that let agents read and write directly to Figma files—creating and modifying real design assets using users’ components, variables, and tokens.
◦In the three months ended March 31, 2026, MCP weekly active users in Figma Design grew five times quarter-over-quarter.
◦Paid Customers with more than $100,000 in ARR that use Figma’s MCP server grew Full seats at a rate approximately 70% faster in the three months ended March 31, 2026 than those not using Figma’s MCP server.
•Shipped updates to Figma Weave, formerly Weavy, including a new timeline editor that lets users refine AI-generated video.

Second Quarter and Full Year 2026 Outlook:
Based on information as of today, Figma is providing the following guidance:
•Second Quarter 2026 Outlook:
•Revenue between $348.0 million and $350.0 million, implying 40% year-over-year growth at the midpoint of the range.
•Full Year 2026 Outlook:
•Revenue between $1.422 billion and $1.428 billion, implying 35% year-over-year growth at the midpoint of the range and a raise of $55 million to Figma’s previously issued guidance.

•Non-GAAP operating income between $125.0 million and $135.0 million, representing a non-GAAP operating margin of 9% at the midpoint of the range.

Conference Call Details:
Figma will host a conference call today, May 14, 2026, at 5:00pm Eastern Time (2:00pm Pacific Time) to discuss its financial results for the first quarter of 2026 and outlook for the second quarter and full year 2026. To access the call, please register at https://investor.figma.com/news-events/events-and-presentations/event-details/2026/Figma-Q1-2026-Earnings-Call/default.aspx. Figma will provide a written version of the prepared remarks portion of the call on Figma’s investor relations website (https://investor.figma.com) before the call begins. A live webcast of the call will be available on Figma’s investor relations website (https://investor.figma.com), and a replay and transcript of the webcast will be archived on the same website following the call.

Investor Presentation:
An investor presentation providing additional information can be found at https://investor.figma.com.

About Figma
Figma (NYSE: FIG) is where teams come together to turn ideas into the world’s best digital products and experiences. Founded in 2012, Figma has evolved from a design tool to a connected, AI-powered platform that helps teams go from idea to shipped product. Whether you’re ideating, designing, building, or shipping, Figma makes the entire design and product development process more collaborative, efficient, and fun—while keeping everyone on the same page.

Figma, the Figma logo, and other registered or common law trade names, trademarks, or service marks of Figma appearing in this press release are the property of Figma, Inc. All third-party trademarks and trade names appearing in this press release are the property of their respective owners. The use of such trademarks and trade names is for identification purposes only and does not imply any affiliation with, endorsement of, or sponsorship by their respective owners.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of applicable securities laws. All statements other than statements of historical fact could be deemed to be forward-looking, including, but not limited to, statements regarding Figma’s future operating results and financial condition, including financial outlook for the second quarter of 2026 and full year 2026, Figma’s business strategy and plans, Figma’s expectations regarding customer adoption, growth, and expansion, Figma’s expectations regarding AI products, features, and monetization, as well as any assumptions relating to the foregoing. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements are made as of the date they were first issued and are based on information available to Figma together with Figma’s expectations, estimates, forecasts, projections, beliefs, and assumptions as of such date. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Figma’s control. Figma’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors. Further information on potential risks that could affect actual results is included in Figma’s most recent filings with the Securities and Exchange Commission (the “SEC”), including in Figma’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed or to be filed with the SEC on May 14, 2026, copies of which may be obtained by visiting Figma’s Investor Relations website at https://investor.figma.com or the SEC's website at https://www.sec.gov. Past performance is not necessarily indicative of future results. Figma undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Forward-looking statements should not be relied upon as representing Figma’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures:
Free Cash Flow, Free Cash Flow Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income attributable to common stockholders, non-GAAP net income attributable to common stockholders considering potentially dilutive securities, and non-GAAP net income per share, basic and diluted. Certain of these non-GAAP financial measures exclude stock-based compensation expense, amortization of stock-based compensation expense included in capitalized internal use software development costs, employer payroll taxes on employee stock transactions, and amortization of acquired intangibles from acquisitions. Additionally, Figma excludes certain non-recurring charges, including, equity investments (gains) losses, net, remeasurement (gains) losses on digital assets, non-current, net, and impairment losses on long-lived assets. The tax rate used to compute income tax effects and adjustments is Figma’s blended current expected effective tax rate, based on tax legislation currently in effect, and is subject to change based on various factors, including but not limited to, changes to local and international tax laws, changes in the geographic mix of Figma’s earnings, or other changes to Figma’s strategy or business operations.

Figma believes that these non-GAAP financial measures provide useful information to management and investors in evaluating Figma’s financial condition and operating performance. Figma’s management uses these non-GAAP measures, collectively, to evaluate Figma’s ongoing operations, and for budgeting and internal planning purposes. Figma believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Figma’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Figma urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Figma’s business.

Reconciliations of the most comparable GAAP financial measures to the non-GAAP financial measures presented in this press release are included in the financial tables at the end of this press release.

Figma has not reconciled its outlook as to non-GAAP operating income to its most directly comparable GAAP measure because certain items that impact non-GAAP operating income are out of Figma’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP operating income is not available without unreasonable effort.

Certain Definitions
Figma calculates Annual Recurring Revenue (“ARR”) as the annualized value of Figma’s active customer agreements as of the measurement date, assuming any agreement that expires during the next twelve months following the measurement date is renewed on existing terms. A customer agreement is considered active when seats are provisioned to the customer at the start of their subscription. In cases where contracts are signed but not provisioned prior to the measurement date, the customer agreement is counted as active if provisioning takes place no more than 15 days after the measurement date.

Figma defines a Paid Customer as a customer account that is billed separately for which Figma has an active paid subscription as of the last day of the applicable period of measurement. A single organization with multiple divisions, segments, subsidiaries, or subscribing teams that are each billed separately are counted as multiple Paid Customers. A customer account is considered active when seats are provisioned to the customer at the start of their subscription. In cases where contracts are signed but not provisioned as of the last date of the applicable period of measurement, the customer account is counted as active if provisioning takes place no more than 15 days after the last day of the applicable period of measurement.

Figma defines a Paid Customer with more than $10,000 in ARR as a Paid Customer with a total of $10,000 or more of ARR as of the last day of the applicable period of measurement.

Figma defines a Paid Customer with more than $100,000 in ARR as a Paid Customer with $100,000 or more of ARR as of the last day of the applicable period of measurement.

Figma calculates Net Dollar Retention Rate as of the applicable period of measurement by starting with the ARR of Paid Customers with more than $10,000 in ARR as of twelve months prior to such date of measurement (“Prior Period ARR”). Figma then calculates the ARR for those same customers as of the applicable period of measurement (“Current Period ARR”). Figma then divides Current Period ARR by Prior Period ARR to calculate Net Dollar Retention Rate for the applicable date of measurement. Figma’s Net Dollar Retention Rate reflects customer expansion, contraction, and customer churn. Figma calculates Net Dollar Retention Rate using ARR from Paid Customers with more than $10,000 in ARR because Figma believes that $10,000 in ARR is an important threshold, as it is a strong indicator of significant paid usage of Figma’s products.

Figma defines weekly active users as the number of unique users that access at least one of its products during a given week. Figma calculates quarterly growth in weekly active users using the week from each quarter with the highest number of active users. Figma calculates Paid Customers with more than $100,000 in ARR using Figma Make on a weekly basis and MCP weekly active users in Figma Design for a given quarter using the week with the highest number of such users in the quarter.

Additional terms are defined in Figma’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed or to be filed with the SEC on May 14, 2026.

Figma, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$333,439	$228,199
Cost of revenue(1)	68,666	19,452
Gross profit	264,773	208,747
Operating expenses(1):
Research and development	172,974	69,925
Sales and marketing	125,568	68,840
General and administrative	103,629	30,233
Total operating expenses	402,171	168,998
Income (loss) from operations	(137,398)	39,749
Other income (expense), net	(4,325)	7,274
Income (loss) before income taxes	(141,723)	47,023
Provision for income taxes	678	2,141
Net income (loss)	$(142,401)	$44,882
Less: net income attributable to participating securities	—	(36,271)
Net income (loss) attributable to common stockholders	$(142,401)	$8,611
Net income (loss) per share, basic and diluted:
Net income (loss) per share, basic	$(0.27)	$0.04
Net income (loss) per share, diluted	$(0.27)	$0.04
Weighted-average shares outstanding used in computing net income (loss) per share attributable to common stockholders, basic	523,485	214,883
Weighted-average shares outstanding used in computing net income (loss) per share attributable to common stockholders, diluted	523,485	231,076
__________________
(1) Includes stock-based compensation, net of amounts capitalized, as follows:

	Three Months Ended March 31,
	2026	2025
Cost of revenue	$5,081	$—
Research and development	79,025	197
Sales and marketing	20,950	—
General and administrative	63,942	—
Total	$168,998	$197

Figma, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of
	March 31, 2026	December 31, 2025
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$405,654	$403,469
Digital assets, current	15,696	15,575
Marketable securities	1,232,810	1,252,474
Accounts receivable, net	188,351	247,915
Prepaid expenses and other current assets	93,882	85,267
Total current assets	1,936,393	2,004,700
Property and equipment, net	30,982	19,996
Intangible assets, net	12,663	19,083
Digital assets, non-current	11,787	15,116
Goodwill	101,396	101,396
Operating lease right-of-use assets	54,458	57,411
Restricted cash	9,800	9,799
Other assets	133,309	120,706
Total assets	$2,290,788	$2,348,207
Liabilities and stockholders’ equity
Accounts payable	$8,928	$4,502
Accrued and other current liabilities	82,157	66,535
Accrued compensation and benefits	53,173	107,105
Operating lease liabilities, current	2,540	2,630
Deferred revenue	627,664	595,334
Total current liabilities	774,462	776,106
Operating lease liabilities, non-current	53,624	55,845
Other non-current liabilities	5,741	5,615
Total liabilities	833,827	837,566
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	3,042,899	2,950,007
Accumulated other comprehensive income (loss)	(168)	4,003
Accumulated deficit	(1,585,774)	(1,443,373)
Total stockholders’ equity	1,456,961	1,510,641
Total liabilities and stockholders’ equity	$2,290,788	$2,348,207

Figma, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands; unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(142,401)	$44,882
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,097	1,521
Non-cash operating lease costs	4,587	4,105
Stock-based compensation, net of amounts capitalized	168,998	197
Amortization of deferred commissions	6,511	4,706
Net accretion of discounts on available-for-sale securities	(2,474)	(4,846)
Unrealized losses on equity investments, net	15,611	8,266
Remeasurement loss on digital assets, non-current	3,329	—
Other non-cash adjustments	2,482	(186)
Changes in assets and liabilities:
Accounts receivable, net	59,512	17,991
Prepaid expenses and other current assets	(8,806)	(9,164)
Other assets	(18,189)	(2,434)
Accounts payable	4,160	(883)
Accrued and other current liabilities	9,457	4,386
Accrued compensation and benefits	(44,022)	3,289
Deferred revenue	32,330	25,273
Other non-current liabilities	126	74
Net cash provided by operating activities	97,308	97,177
Cash flows from investing activities:
Capital expenditures	(7,812)	(874)
Capitalized internal-use software development costs	(888)	(1,721)
Purchases of marketable securities	(262,936)	(238,805)
Proceeds from maturities of marketable securities	188,121	255,111
Proceeds from sale of marketable securities	75,749	28,201
Other cash flows from investing activities	317	(661)
Net cash provided by (used in) investing activities	(7,449)	41,251
Cash flows from financing activities:
Proceeds from options exercised	28,851	339
Taxes paid related to net share settlement of equity awards	(116,159)	—
Other cash flows from financing activities	(228)	—
Net cash provided by (used in) financing activities	(87,536)	339
Change in cash, cash equivalents and restricted cash	2,323	138,767
Cash, cash equivalents and restricted cash—beginning of period	413,191	490,585
Cash, cash equivalents and restricted cash—end of period	$415,514	$629,352

Figma, Inc.
RECONCILIATION FROM GAAP TO NON-GAAP RESULTS
(in thousands except percentages; unaudited)

	Three Months Ended March 31,
	2026	2025
Reconciliation of gross profit and gross margin
GAAP gross profit	$264,773	$208,747
Plus: Stock-based compensation expense	5,081	—
Plus: Amortization of stock-based compensation included in capitalized internal use software development costs	258	86
Plus: Amortization of acquired intangibles from acquisitions	3,886	—
Plus: Employer payroll taxes on employee stock transactions	561	—
Non-GAAP gross profit	$274,559	$208,833
GAAP gross margin	79%	91%
Non-GAAP gross margin	82%	92%

Reconciliation of operating expenses
GAAP research and development	$172,974	$69,925
Less: Stock-based compensation expense	(79,025)	(197)
Less: Employer payroll taxes on employee stock transactions	(5,885)	—
Less: Impairment losses on long-lived assets	(2,371)	—
Non-GAAP research and development	$85,693	$69,728

GAAP sales and marketing	$125,568	$68,840
Less: Stock-based compensation expense	(20,950)	—
Less: Employer payroll taxes on employee stock transactions	(4,120)	—
Less: Amortization of acquired intangibles from acquisitions	(125)	—
Non-GAAP sales and marketing	$100,373	$68,840

GAAP general and administrative	$103,629	$30,233
Less: Stock-based compensation expense	(63,942)	—
Less: Employer payroll taxes on employee stock transactions	(3,327)	—
Non-GAAP general and administrative	$36,360	$30,233

Reconciliation of operating income (loss) and operating margin
GAAP operating income (loss)	$(137,398)	$39,749
Plus: Stock-based compensation expense	168,998	197
Plus: Amortization of stock-based compensation included in capitalized internal use software development costs	258	86
Plus: Employer payroll taxes on employee stock transactions	13,893	—
Plus: Amortization of acquired intangibles from acquisitions	4,011	—
Plus: Impairment losses on long-lived assets	2,371	—
Non-GAAP operating income	$52,133	$40,032
GAAP operating margin	(41)%	17%
Non-GAAP operating margin	16%	18%

Figma, Inc.
RECONCILIATION FROM GAAP TO NON-GAAP RESULTS
(in thousands; unaudited)

	Three Months Ended March 31,
	2026	2025
Reconciliation of net income (loss)
GAAP net income (loss)	$(142,401)	$44,882
Plus: Stock-based compensation expense	168,998	197
Plus: Amortization of stock-based compensation included in capitalized internal use software development costs	258	86
Plus: Employer payroll taxes on employee stock transactions(1)	13,893	—
Plus: Amortization of acquired intangibles from acquisitions	4,011	—
Plus: Impairment losses on long-lived assets	2,371	—
Plus: Equity investment losses, net	14,947	8,328
Plus: Remeasurement losses on bitcoin investment	3,330	—
Less: Income tax effects of non-GAAP adjustments(2)	8,904	11,768
Non-GAAP net income	$56,503	$41,725
Less: Non-GAAP net income attributable to participating securities	—	(34,586)
Non-GAAP net income attributable to common stockholders	$56,503	$7,139
Plus: Reallocation of Non-GAAP net income to common stockholders considering potentially dilutive securities	—	276
Non-GAAP net income attributable to common stockholders considering potentially dilutive securities	$56,503	$7,415
Weighted-average shares outstanding used to compute Non-GAAP net income per share, basic	523,485	214,883
Weighted-average shares outstanding used to compute Non-GAAP net income per share, diluted	544,687	231,076
Non-GAAP net income per share, basic	$0.11	$0.03
Non-GAAP net income per share, diluted	$0.10	$0.03
__________________
(1)Employer payroll taxes on employee stock transactions for the three months ended March 31, 2026 were primarily related to employer taxes paid on Figma’s RSU releases.
(2)Income tax effects of non-GAAP adjustments are calculated based on a projected tax rate of 14.5% for the three months ended March 31, 2026, and 25% for the three months ended March 31, 2025. The projected tax rate decrease is primarily attributable to the release of a non-GAAP valuation allowance, resulting from an updated assessment of deferred tax asset realizability based on revised non-GAAP future taxable income projections at the end of 2025. Figma will periodically re-evaluate this tax rate, for significant events, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Figma, Inc.
RECONCILIATION OF GAAP CASH FLOW FROM OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands, except percentages; unaudited)

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities(1)	$97,308	$97,177
Less: Capital expenditures	(7,812)	(874)
Less: Capitalized internal use software development costs	(888)	(1,721)
Free Cash Flow(2)	$88,608	$94,582
Net cash provided by (used in) investing activities	$(7,449)	$41,251
Net cash provided by (used in) financing activities	$(87,536)	$339
Operating Cash Flow Margin	29%	43%
Free Cash Flow Margin	27%	41%
______________
(1)Net cash provided by operating activities for the three months ended March 31, 2026 includes the impact of a $56.1 million payment under Figma’s annual corporate bonus program, accrued during the year ended December 31, 2025, with no comparable payment in the prior year period.
(2)Free Cash Flow and Adjusted Free Cash Flow are equivalent for the three months ended March 31, 2026 and 2025.

Investor Contact:	Media Contact:
Kate DeLeo	Michael Amodeo
Figma, Inc.	Figma, Inc.
ir@figma.com	press@figma.com